Service Agreement No. 38012
         Control No. 930905-0135

         FSS SERVICE AGREEMENT
         THIS AGREEMENT, made and entered into this 1st day of November, 1993, by and between COLUMBIA GAS TRANSMISSION CORPORATION ("Seller") and PENNSYLVANIA GAS
         & WATER COMPANY ("Buyer").

         WITNESSETH: That in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         Section 1. Service to be Rendered. Seller shall perform and Buyer shall receive the service in accordance with the provisions of the effective FSS Rate
         Schedule and applicable General Terms and Conditions of Seller's FERC Gas Tariff,
         Second Revised Volume No. 1 (Tariff), on file with the Federal Energy Regulatory
         Commission (Commission), as the same may be amended or superseded in accordance with the rules and regulations of the Commission. Seller shall store quantities of gas for Buyer up to but not exceeding Buyer's Storage Contract Quantity as specified in Appendix A, as the same may be amended from time to time by agreement between Buyer and Seller, or in accordance with the rules and regulations of the Commission. Service hereunder shall be provided subject to the provisions of Part 284.223 of Subpart G of the Commission's regulations.
         Buyer warrants that service hereunder is being provided on behalf of Buyer

         Section 2. Term. Service under this Agreement shall commence as of
         November 1, 1993 and shall continue in full force and effect until October 31,
         2004 and from year to year thereafter unless terminated by either party upon six months written notice to the other party prior to the end of the initial term granted or any anniversary date thereafter. Pre-granted abandonment shall apply upon termination of this Agreement, subject to any right of first refusal Buyer may have under the Commission's regulations and Seller's Tariff.

         Section 3. Rates. Buyer shall pay the charges and furnish the Betainage percentage set forth in the above-referenced Rate Schedule and specified in
         Seller's currently effective Tariff, unless otherwise agreed to by the parties in writing and specified as an amendment to this Service Agreement.

         Section 4. Notices. Notices to Seller under this Agreement shall be addressed to it at Post Office Box 1273, Charleston, West Virginia 25325-1273,
         Attention: Director, Transportation and Exchange, and notices to Buyer shall be addressed to it at Director of Gas Supply, 39 Public Square, Wilkes-Barre,
         Pennsylvania 18711, Attention: William Eckert, until changed by either party by written notice.

         Section 5. Prior Service Aqreements. This Agreement is being entered into by the parties hereto pursuan~ to the Commission's Order No. 636 and its orders dated July 14, 1993 and September 29, 1993, with respect to Seller's Order No.
         636 compliance filing and relates to the following existing Service Agreements:

         FSS Service Agreement No. 34633, effective November 1, 1989, as it may have been amended, providing for storage and transportation service under the FSS Rate Schedule.

         Service Agreement No. 38012
         Control No. 930905-0135

         CDS Service Agreement No. 36077, effective November 1, 1989, as it may have been amended, providing for a bundled sales, transportation and storage service under the CDS Rate Schedule.

         The terms of Service Agreement No. 38012 shall become effective as of the effective date hereof, however, the parties agree that neither the execution nor the performance of Service Agreement No. 38012 shall prejudice any recoupment or other rights that Buyer may have under or with respect to the above-referenced
         Service Agreements.

         PENNSYLVANIA GAS & WATER COMPANY        COLUMBIA GAS TRANSMISSION CORPORATION

         By /s/ Joseph F. Perugino               By /s/ George E. Shriver
         Title  Vice President                   Title  Direc. of Transp. & Exchange

         Revision No.
         Control No. 1993-09-05-0135
         Appendix A to Service Agreement No. 38012

         Under Rate Schedule FSS

         Between (Seller) COLUMBIA GAS TRANSMISSION CORPORATION

         and (Buyer) PENNSYLVANIA GAS & WATER CO

         Storage Contract Quantity    1,168,143 Dth

         Maximum Daily Storage Quantity      16,517 Dth per day

         CANCELLATION OF PREVIOUS APPENDIX A

         Service changes pursuant to this Appendix A shall become effective as of NOVEMBER 01, 1993.  This
         Appendix A shall cancel and supersede the previous Appendix A effective as of      N/A       , to the
         Service Agreement referenced above. With the exception of this Appendix A. all other terms and conditions of said Service Agreement shall remain in full force and effect

         PENNSYLVANIA GAS & WATER CO

         By /s/ Joseph F. Perugino
         Its    Vice President
         Date   November 15, 1993

         COLUMBIA GAS TRANSMISSION CORPORATION

         By /s/ George E. Shriver
         Its    Direc. of Transp. & Exchange
         Date   November 18, 1993